MUTUAL FUND SERIES TRUST

Amendment No. 20 to Agreement and Declaration of Trust

The undersigned secretary of Mutual Fund Series Trust (the “Trust”) hereby certifies that the following resolution was adopted by the Board of Trustees of the Trust at a meeting on November 29, 2011:

Pursuant to Section 4.1 of the Agreement and Declaration of Trust of the Trust, the undersigned, being a majority of the trustees of the Trust, hereby amend in its entirety the first paragraph of Section 4.2 effective November 29, 2011, to read as follows:

Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees establish and designate the following Series of Shares of the Trust (each a “Series”) and as to each Series, the Trustees establish and designate Classes of Shares as indicated below:

Designated Series	Designated Classes for each Series
AmericaFirst Absolute Return Fund	Class A, U, and I
AmericaFirst Defensive Growth Fund	Class A, U, and I
AmericaFirst Income Trends Fund	Class A, U, and I
AmericaFirst Quantitative Strategies Fund	Class A and C
Camelot Premium Return Fund	Class A and C
Catalyst International Value Fund	Class A and C
Catalyst Large Cap Value Fund	Class A and C
Catalyst Rising Dividend Income Fund	Class A and C
Catalyst Strategic Value Fund	Class A and C
Catalyst Value Fund	Class A, C, and I
Catalyst/CP Core Equity Fund	Class A and C
Catalyst/CP Focus Large Cap Fund	Class A and C
Catalyst/CP Focus Mid Cap Fund	Class A and C
Catalyst/CP World Equity Fund	Class A and C
Catalyst/Groesbeck Growth of Income Fund	Class A, C, and I
Catalyst/MAP Global Total Return Income Fund	Class A and C
Catalyst/MAP Global Capital Appreciation Fund	Class A and C
Catalyst/SMH High Income Fund	Class A and C
Catalyst/SMH Total Return Income Fund	Class A and C
Compass EMP Alternative Strategies Fund	Class A, C, and T
Compass EMP Multi-Asset Balanced Fund	Class A, C, and T
Compass EMP Multi-Asset Growth Fund	Class A, C, and T
Day Hagan Tactical Allocation Fund of ETFs	Class A and C
Delux All Cap Stock Fund	Class A, I, and N
Eventide Gilead Fund	Class A, C, Institutional, and Retail
JAG Large Cap Growth Fund	Class A, C, and I
Listed Private Equity Plus Fund	Class A and C
SMH Representation Trust	N/A
Vista Capital Appreciation Fund	Class A and C

The above paragraph shall supersede and take the place of the existing first paragraph for Section 4.2 of the Agreement and Declaration of Trust.

Subsections (a) through (l) of Section 4.2 of the Agreement and Declaration of Trust of Mutual Fund Series Trust are hereby incorporated by reference.

Date: December 20, 2011
/s/ David F. Ganley David F. Ganley, Secretary